Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(32,314,691)
Realized Gain (Loss) on Swap Contracts	(1,633,828)
Unrealized Gain (Loss) on Market Value of Commodity Futures	23,912,984
Unrealized gain (loss) on Fair Value of Swap Contracts	(234)
Dividend Income	303,817
Interest Income	3,100,181
ETF Transaction Fees	19,000
Total Income (Loss)	$(6,612,771)

Expenses
General Partner Management Fees	$406,521
Professional Fees	197,073
Brokerage Commissions	254,765
Directors' Fees and insurance	22,550
License fees	10,163
Total Expenses	$891,072
Net Income (Loss)	$(7,503,843)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/24	$830,500,981
Additions (7,900,000 Shares)	115,109,873
Withdrawals ((6,600,000) Shares)	(99,560,080)
Net Income (Loss)	(7,503,843)

Net Asset Value End of Month	$838,546,931
Net Asset Value Per Share (57,646,103 Shares)	$14.55

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596